CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the reference in this Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 respectively, to our Firm under the heading "Financial Highlights" in the Prospectus.

/S/ PricewaterhouseCoopers LLP

Two Commerce Square
2001 Market Street
Philadelphia, Pennsylvania
September 21, 2000